Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ON24, Inc.:
We consent to the use of our report dated March 11, 2022, with respect to the consolidated financial statements of ON24, Inc., incorporated herein by reference.

/s/ KPMG LLP
San Francisco, California
March 11, 2022